EXHIBIT 10.2
                                 CONSENT


         This Consent, dated as of April 19, 1999, is from Paul Fireman ("Employee") to Reebok International Ltd. ("Reebok").

         On February 23, 1999, the Compensation Committee of the Board of Directors of Reebok adopted an amendment to the Reebok Supplemental Executive Retirement Plan (the "SERP"), a copy of which is attached hereto as Exhibit 1, providing that under certain circumstances detailed in such amendment Participants in the SERP would forfeit their benefits under the SERP.

         Employee is a Participant under the SERP and Reebok has requested that Employee consent to the amendment to the SERP attached as Exhibit 1 hereto. In consideration of Employee consenting to such amendment, Reebok is amending and extending until July 24, 2010 the term of 1000 shares of stock held by Employee under an option to purchase Reebok Common Stock granted July 24, 1990 (the "1990 Option").

         NOW, THEREFORE, in consideration of the amendment and extension of the term until July 24, 2010 of 1000 shares of stock held by Employee under the 1990 Option and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee consents and agrees to amend the SERP by adding a new clause 4(f) as set forth on Exhibit 1 hereto and agrees that, with respect to Employee's participation in the SERP, Employee shall be bound by the SERP as amended and that his rights to benefits under the SERP shall in all respects be governed by the amended SERP.

         IN WITNESS WHEREOF, Employee has executed this Consent as of the date first written above.
                                                  /s/ PAUL FIREMAN
                                                      Paul Fireman


                                                                      EXHIBIT 1

SECTION 4.

         (F) FORFEITURE OF BENEFIT. Notwithstanding any other provision of this Plan, a Participant shall cease participation in this Plan and such Participant (and his/her spouse) shall forfeit his/her entire benefits under this Plan upon the occurrence of any of the following events:

                  (1) The Participant voluntarily terminates his/her employment with Employer prior to attaining age 65 and following his/her termination of employment with Employer, but prior to attaining age 65, the Participant provides services as an employee, consultant, or otherwise for any person or entity other than Employer for remuneration ("Outside Services"). For purposes of this clause, the determination of what constitutes Outside Services shall be made by Employer, in its sole judgment and discretion, taking into account whatever factors Employer deems necessary or appropriate; PROVIDED, that Participant shall not be deemed to be providing Outside Services, if Participant is engaged in teaching, government or public service, or service as a corporate director, or the Participant works fewer than 25 hours per week either as a consultant or as an employee of a non-profit company, or if Participant is employed by a public accounting firm. Notwithstanding the foregoing, if all of the following conditions are satisfied, then this provision relating to the forfeiture of benefits shall not apply: (1) if a Participant has entered into a Change in Control Agreement with Employer, (2) such Participant voluntarily terminates employment following a Change of Control (as defined in such agreement), and (3) such termination results in the payment of benefits under the Change of Control Agreement.

                  (2) The Participant's employment with Employer is terminated by Employer for "cause", as determined by Employer in its reasonable judgment and discretion.

                  (3) At any time the Participant, directly or indirectly, owns, manages, operates, controls, is employed by or acts as an officer, director or consultant for, any footwear or apparel company (a "Competitive Activity") unless Employer consents in advance in writing to such Competitive Activity.

         In order to administer the restrictions set forth above, each Participant who is no longer employed by Employer shall be required to certify to Employer on an annual basis (1) if the Participant voluntarily terminated his/her employment, that the Participant is not providing Outside Services and
(2) that the Participant is not engaged in any Competitive Activity. Participant shall also provide Employer with such additional information regarding his/her activities as Employer may request in order to confirm compliance with the restrictions set forth above.